Espey Declares Regular Quarterly Dividend of $0.25 Per Share

Saratoga Springs, NY; December 7, 2020 - The Board of Directors of Espey Mfg. & Electronics Corp. (NYSE AMERICAN: ESP) has declared a regular quarterly dividend of $0.25 per share. The dividend will be payable on December 29, 2020 to all shareholders of record on December 22, 2020.

Espey's primary business is the development, design, and production of specialized military and industrial power supplies/transformers.  The Company can be found on the Internet at www.espey.com.

For further information, contact Mr. David O'Neil at (518) 245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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